U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  May 10, 2011

TRANSAX INTERNATIONAL LIMITED

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(Exact Name of Small Business Issuer as Specified in its Charter)

COLORADO

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(State or other Jurisdiction as Specified in Charter)

00-27845	84-1304106
____________________	___________________________
(Commission file number)	(I.R.S. Employer Identification No.)

1133 S. University Drive,

Suite 210

Plantation, Florida 33324

_______________________________

(Address of Principal Executive Offices)

(888) 317-6984

______________________

(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Item 2.01 REDEMPTION OF PREFERRED SHARES

The Board of Directors of Transax International Limited, a corporation organized under the laws of the State of Colorado (the “Company”) approved on May 4, 2011 for the Company to enter into an agreement to redeem the shares of Preferred Stock held by YA Global Investments L.P. (the “Preferred Shares”), for the sum of $700,000.

The Company and YA Global Investments entered into an Investment Agreement dated January 13, 2006 (the “Investment Agreement”) pursuant to which the Company issued and sold to the Investor, and the Investor purchased and received from the Company, 16,000 shares of Series A Convertible Preferred Stock (the “Preferred Stock”). The Preferred Stock was issued in accordance with, and convertible pursuant to the terms of, that certain Certificate of Designation dated January 15, 2006, as amended pursuant to that certain Amendment No. 1 to Certificate of Designation Series A Convertible Preferred Stock of Transax International, Ltd., effective as of January 7, 2009 (as amended, the “Certificate of Designation,” and collectively with the Investment Agreement and each of the documents, instruments and agreements entered into in connection therewith and/or related thereto, the “Transaction Documents”);

As of the date of redemption the Investor owned 14,190 Preferred Shares.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)  Exhibits

10.1	Agreement to Redeem Shares of Series A Preferred Stock dated May 4, 2011 between Transax International Limited and YA Global Investments L.P.

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Transax International Limited

Date: May 10, 2011	By:	/s/ Stephen Walters
Stephen Walters
President and Chief Executive Officer